                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2

                            THE TIMES MIRROR COMPANY

                       COMPUTATION OF EARNINGS PER SHARE
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                 YEAR ENDED DECEMBER 31
                                           -------------------------------------
                                              1995         1994         1993
                                           -----------  -----------  -----------
PRIMARY
Average shares outstanding...............  113,797,192  128,611,404  128,587,823
Dilutive stock options based on the
 treasury stock method using average
 market price............................       *           195,752      153,081
                                           -----------  -----------  -----------
   Total.................................  113,797,192  128,807,156  128,740,904
                                           ===========  ===========  ===========
Income (loss) from continuing operations.  $  (338,983) $   132,223  $    51,669
Discontinued operations..................    1,578,458       53,126      265,490
Extraordinary loss on early retirement of
 debt, net of income taxes...............                   (12,232)
                                           -----------  -----------  -----------
Income before cumulative effect of
 changes in accounting principles........    1,239,475      173,117      317,159
Cumulative effect of changes in
 accounting principles...................      (12,724)
                                           -----------  -----------  -----------
Net income...............................  $ 1,226,751  $   173,117  $   317,159
                                           ===========  ===========  ===========
Preferred dividends......................  $    44,003  $       --   $       --
                                           ===========  ===========  ===========
Cash paid in excess of liquidation value
 for Series B preferred stock
 repurchases.............................  $    43,085  $       --   $       --
                                           ===========  ===========  ===========
Earnings applicable to common
 shareholders............................  $ 1,139,663  $   173,117  $   317,158
                                           ===========  ===========  ===========
Primary earnings (loss) per common share:
  Continuing operations..................  $     (3.74) $      1.03  $       .40
  Discontinued operations................        13.87          .41         2.06
  Extraordinary loss.....................                      (.09)
  Cumulative effect of changes in
   accounting principles.................         (.11)
                                           -----------  -----------  -----------
Primary earnings per common share........  $     10.02  $      1.35  $      2.46
                                           ===========  ===========  ===========
FULLY DILUTED
Average shares outstanding...............  113,797,192  128,611,404  128,587,823
Common shares assumed issued upon
 conversion of Series B preferred stock..    6,491,063
Dilutive stock options based on the
 treasury stock method using year-end
 market price, if higher than average
 market price............................    2,713,190      195,752      258,897
                                           -----------  -----------  -----------
   Total.................................  123,001,445  128,807,156  128,846,720
                                           ===========  ===========  ===========
Income (loss) from continuing operations.  $  (338,983) $   132,223  $    51,669
Discontinued operations..................    1,578,458       53,126      265,490
Extraordinary loss on early retirement of
 debt, net of income taxes...............                   (12,232)
                                           -----------  -----------  -----------
Income before cumulative effect of
 changes in accounting principles........    1,239,475      173,117      317,159
Cumulative effect of changes in
 accounting principles...................      (12,724)
                                           -----------  -----------  -----------
Net income...............................  $ 1,226,751  $   173,117  $   317,159
                                           ===========  ===========  ===========
Preferred dividends......................  $    27,452
                                           ===========
Cash paid in excess of liquidation value
 for Series B preferred stock
 repurchases.............................  $    43,085
                                           ===========
Earnings applicable to common
 shareholders............................  $ 1,156,214  $   173,117  $   317,159
                                           ===========  ===========  ===========
Fully diluted earnings (loss) per common
 share:
  Income before cumulative effect of
   changes in accounting principles......  $      9.50  $      1.35  $      2.46
  Cumulative effect of changes in
   accounting principles.................         (.10)
                                           -----------  -----------  -----------
Fully diluted earnings per common share..  $      9.40  $      1.35  $      2.46
                                           ===========  ===========  ===========

- -------
 * Less than 3% dilution: common stock equivalents of 1,653,088 are not added to weighted average shares.

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2

                            THE TIMES MIRROR COMPANY

                 COMPUTATION OF EARNINGS PER SHARE (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                           FOURTH QUARTER
                                                          ENDED DECEMBER 31
                                                       ------------------------
                                                          1995         1994
                                                       -----------  -----------
PRIMARY
Average shares outstanding...........................  108,164,728  128,615,548
Dilutive stock options based on the treasury stock
 method using average market price...................       *           135,684
                                                       -----------  -----------
   Total.............................................  108,164,728  128,751,232
                                                       ===========  ===========
Income (loss) from continuing operations.............  $  (141,632) $    51,650
Discontinued operations..............................                    13,305
Extraordinary loss on early retirement of debt, net
 of income taxes.....................................                   (12,232)
                                                       -----------  -----------
Net income (loss)....................................  $  (141,632) $    52,723
                                                       ===========  ===========
Preferred dividends..................................  $    12,052  $       --
                                                       ===========  ===========
Cash paid in excess of liquidation value for Series B
 preferred stock repurchases.........................  $    21,818  $       --
                                                       ===========  ===========
Earnings (loss) applicable to common shareholders....  $  (175,502) $    52,723
                                                       ===========  ===========
Primary earnings (loss) per common share:
  Continuing operations..............................  $     (1.62) $       .40
  Discontinued operations............................                       .10
  Extraordinary loss.................................                      (.09)
  Cumulative effect of changes in accounting
   principles........................................
                                                       -----------  -----------
Primary earnings (loss) per common share.............  $     (1.62) $       .41
                                                       ===========  ===========
FULLY DILUTED
Average shares outstanding...........................  108,164,728  128,615,548
Common shares assumed issued upon conversion of
 Series B preferred stock............................    7,789,276
Dilutive stock options based on the treasury stock
 method using year-end market price, if higher than
 average market price................................    2,713,190      135,684
                                                       ===========  ===========
   Total.............................................  118,667,194  128,751,232
                                                       ===========  ===========
Income (loss) from continuing operations.............  $  (141,632) $    51,650
Discontinued operations..............................                    13,305
Extraordinary loss on early retirement of debt, net
 of income taxes.....................................                   (12,232)
                                                       -----------  -----------
Net income (loss)....................................  $  (141,632) $    52,273
                                                       ===========  ===========
Preferred dividends..................................  $     8,236  $       --
                                                       ===========  ===========
Cash paid in excess of liquidation value for Series B
 preferred stock repurchases.........................  $    21,818  $       --
                                                       ===========  ===========
Earnings (loss) applicable to common shareholders....  $  (171,686) $    52,273
                                                       ===========  ===========
Fully diluted earnings (loss) per common share:
  Income before cumulative effect of changes in
   accounting principles.............................  $    *       $       .41
  Cumulative effect of changes in accounting
   principles........................................
                                                       -----------  -----------
Fully diluted earnings (loss) per common share.......  $    *       $       .41
                                                       ===========  ===========

- --------
 * Antidilutive due to loss: common stock equivalents of 2,388,829 are not added to weighted average shares.